EXHIBIT 3.(i).4

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
                        STATE OF UTAH                                                [/s/ CO #107012]
                    DEPARTMENT OF COMMERCE
        DIVISION OF CORPORATIONS AND COMMERCIAL [CODE]
       I HEREBY CERTIFY THAT THE FOREGOING HAS BEEN ___                             [STAMPED: RECEIVED
         AND APPROVED ON THE /s/ 25 DAY OF /s/ AUG 94                                   AUG 25 1994
     IN THE OFFICE OF THIS DIVISION AND HEREBY ISSUE THIS                           UTAH DIV. OF CORP.
                     CERTIFICATE THEREOF.                                              & COMM. CODE]
               EXAMINER /s/ BS DATE /s/ 8/30/94                                [STAMPED NUMBER: 4237010017]
[SEAL]                                                                                [STAMPED: BJS]

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/s/ Illegible Signature
-----------------------------
[Illegible]


                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

NAME OF CORPORATION:        FILMAGIC ENTERTAINMENT CORPORATION

TEXT OF AMENDMENT: The shareholders voted at a properly noticed shareholders meeting held on July 22, 1994, to approve a 10 to 1 reverse split of it's current outstanding common stock. The issued and outstanding common stock prior to the meeting was 73,230,000 shares. The issued and outstanding common stock after this 10 to 1 reverse split is 7,323,000 shares. The shareholders also authorized a new class of 5,000,000 shares of preferred stock.

These amendments were adopted by the board of directors on July 22,E 1994 based on proxies representing 42,554,000 shares accounted for and voting in favor of this amendment. These voting shares constituted a quorum and a majority at the shareholders meeting. M:

Other items addressed at this meeting are referenced in the enclosed minutes of the meeting and are attached hereto.

                                                 /s/ Leonard W. Gotshalk
                                                 -------------------------------
                                                 Leonard W. Gotshalk, President


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                                                              [/s/ CO #107012]
                                                             [STAMPED: RECEIVED
                                                                 AUG 25 1994
                                                             UTAH DIV. OF CORP.
                                                                & COMM. CODE]


                                     Minutes
                                     of the
                          Special Shareholders Meeting
                                       of
                       Filmagic Entertainment Corporation
                                  July 18, 1994
                                     9:00 AM
                                     held at
                   39 West Market Street, Salt Lake City Utah

         Telephone contact was made by the acting Secretary for the Meeting, Michael Redinger, with Company President representing "Management", Leonard Gotshalk at 9:04 MST.
         The acting Secretary counted the "Proxies" and found that proxies representing 42,554,000 shares were accounted for thus forming a quorum and validating the Meeting. There were no shareholders physically attending the meeting except the acting Secretary, who is also a shareholder of the Company.
         Mr. Gotshalk pointed out that the Principals of OmniData International, Inc. were unable to be present at the meeting due to business requiring they be out of town. Mr. Gotshalk made a motion that the meeting be continued until July 22, 1994 at 11:00. That motion was approved and the meeting was continued to that time and date.
                               Meeting Reconvened
                                  July 22, 1994
                                    11:00 am

         Telephone contact was made with Mr. Gotshalk at 11:07 am MST and the Meeting was called to order per the Agenda, the presentation of the two potential merger candidates was made to management since management received sufficient proxies to vote for or against the merger (s). Management voted, per Mr. Gotshalk, to accept the OmniData International, Inc. merger and all matters pertaining to that merger. In the event that merger was not completed than the Company would pursue the merger with Puget Sound Aviation Group, Ltd and all matters pertaining to that merger.

      Management also voted as follows:

      1. To create a new class of Preferred Shares, 5,000,000 shares

      2. To immediately effect a 10 for 1 reverse, split of the Common Stock of the Company

      3. The authorization to management to immediately liquidate the Television Programming Library using their best efforts to maximize the return to the Company.

      There being no further business before the Shareholders the meeting was adjoined at 11:37 am MST: Reviewed for accuracy and content:

/s/ Leonard Gotshalk
---------------------------------------
Leonard Gotshalk, President

Attested to as accurate:

/s/ Michael Redinger, acting Secretary
--------------------------------------


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